                                                                   EXHIBIT 10.39

                          LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of December 7, 2001, effective as of October 31, 2001, by and between Esperion Therapeutics, Inc. (the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated October 31, 2001, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Equipment Line in the original principal amount of Two Million Dollars ($2,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

         A. Modification(s) to Loan Agreement.

                  1. The following defined term under Section 13.1 entitled "Definitions" is hereby amended to read as follows:

                           "Eligible Equipment" is all present and future machinery, equipment, furniture, tools, in which Bank has a valid security interest, including new equipment, computer equipment, office equipment, lab equipment, and test equipment, provided that no more than 20% of each Equipment Advance may include soft costs, including, but not limited to, taxes, shipping installation expenses, transferable software licenses.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                        BANK:

ESPERION THERAPEUTICS, INC.                      SILICON VALLEY BANK


By: /s/ Tim Mayleben                             By: /s/ Brent Donnell
   ----------------------------------               ----------------------------
Name:  Tim Mayleben                              Name:  Brent Donnell
     --------------------------------                 --------------------------
Title: VP & CFO                                  Title: SVP
      -------------------------------                  -------------------------